Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 28, 2003 relating to the financial statements and financial statement schedule, which appears in the MemberWorks Incorporated Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
November 28, 2003